TOKHEIM CORPORATION
                            FORT WAYNE, INDIANA

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD APRIL 23, 2001

TO THE SHAREHOLDERS OF TOKHEIM CORPORATION:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Tokheim Corporation, an Indiana Corporation, will be held at the offices of Houlihan, Lokey, Howard & Zukin Capital, 685 Third Avenue, 15th Floor, New York, NY 10017-4024, on Monday, April 23, 2001, at 8:30 a.m., Eastern Standard Time, for the following purposes:

      1. To elect two directors for three-year terms. To elect three directors for two-year terms. To elect three directors for one-year terms.

      2. To consider and act upon a proposal recommended by the Board of Directors to elect PricewaterhouseCoopers LLP as the independent auditors for the 2001 fiscal year.

      3. To transact any other business that may properly come before the meeting or any adjournments thereof.

      The Board of Directors has fixed the close of business on February 16, 2001, as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting.

      The Annual Report of the Company for the fiscal year ended November 30, 2000, including financial statements, has been mailed to all shareholders, and your Board of Directors urges you to read it.


                               By Order of the Board of Directors,


March 29, 2001                 Norman L. Roelke, Secretary



                           YOUR VOTE IS IMPORTANT

                 The Board of Directors considers the vote of each shareholder important, whatever the number of shares held. If you are unable to attend the meeting in person, please date, sign, and return your proxy in the enclosed envelope at your earliest convenience. The prompt return of your proxy will save expense to the Company.


THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE ACCOMPANYING PROXY.


                            TOKHEIM CORPORATION

                              PROXY STATEMENT

      The enclosed proxy is solicited by the Board of Directors of Tokheim Corporation ("the Company") for use at the Annual Meeting of Shareholders to be held April 23, 2001, at 8:30 a.m., Eastern Standard Time, and any adjournments thereof. It is expected that the solicitation will be primarily by mail. Proxies may also be solicited by directors, officers, or other employees of the Company in person or by telephone. The Company will bear the cost of any solicitation of proxies.

      The Company's mailing address is P.O. Box 360, Fort Wayne, IN 46801. The Annual Meeting of Shareholders will be held at the offices of Houlihan, Lokey, Howard & Zukin Capital, 685 Third Avenue, 15th Floor, New York, NY 10017-4024. This Proxy Statement and Proxy, along with the Company's Annual Report to Shareholders, are being mailed to shareholders on or about March 29, 2001.

      Shareholders of record at the close of business on February 16, 2001, are entitled to notice of and to vote at the meeting. On that date, there were 2,552,907 shares of Common Stock outstanding, each of which is entitled to one vote, 748,195 shares of ESOP Convertible Voting Preferred Stock (the "ESOP Preferred Stock"), each of which is entitled to .04327 of a vote and, solely for the purpose of electing two directors as described herein, 10,000 shares of Series A Preferred Stock, each of which is entitled to one vote (voting together as a class).

      When the enclosed proxy is properly executed and returned, the shares it represents will be voted at the meeting. Any shareholder giving a proxy may revoke it at any time before it is voted by filing written notice of revocation with the Secretary of the Company before the meeting, by submitting a subsequent valid proxy, or by attending the meeting.

      Shareholders do not have cumulative voting rights with respect to the election of directors.

      The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are more fully discussed below. All shares represented by proxies, which are returned properly signed, will be voted as specified on the proxy. If choices are not specified on the proxy, the shares will be voted as recommended by the Board of Directors. The Company's Bylaws require that the holders of a majority of the total number of shares issued and outstanding be represented in person or by proxy for business to be transacted at the meeting. Abstention and broker non-votes will be counted in determining whether a quorum exists.

                           ELECTION OF DIRECTORS

      The Articles of Incorporation of the Company provide that there shall be three groups of directors, with the term of each group expiring on successive years. Effective October 20, 2000, the Company emerged from the Chapter 11 reorganization begun in August 2000 and, as a result, has decided to have the eight new directors, appointed as part of the reorganization, stand for election at this year's (2001) Annual Meeting. Mr. Douglas K. Pinner, the Chairman of the Board of Directors since 1996, was specifically appointed for a three-year term by the Company's approved reorganization plan. Pursuant to the Amended and Restated Articles of Incorporation, the Series A Preferred Shareholders shall, voting together as a class, elect one director for a three-year term and one director for a two-year term, and the Company's Common Stock Shareholders and ESOP Preferred Stockholders shall elect one director for a three-year term, two directors for a two-year term, and three directors for a one-year term. Subject to the right of shareholders to withhold authority to vote for the election of directors, the persons named in the enclosed proxy have indicated they intend to vote for the election as directors of 2 the nominees listed below. The Board of Directors has no reason to believe that any of the nominees will be unable to serve, but in the event that any nominee(s) is not available, the persons named in the proxy will vote for substitute nominee(s) designated by the Board of Directors.

       All of the nominees to be elected at the 2001 Annual Meeting, except Mr. Douglas K. Pinner, were appointed to the Board of Directors following the Company's reorganization and are being nominated for their first election by the shareholders as Directors of the Corporation. Information as to the nominees and each of the current directors whose term continues after the Annual Meeting follows.


NOMINEES FOR ELECTION TO SERVE UNTIL THE 2004 ANNUAL MEETING

                                                                  COMMON STOCK
PRINCIPAL OCCUPATION                                              BENEFICIALLY
OR EMPLOYMENT AND                                      DIRECTOR   OWNED AS OF
DIRECTORSHIPS                                    AGE    SINCE     FEB 16, 2001
--------------------                             ---   --------   ------------
HORST J. METZ.................................   54     2000          0
Former Senior Vice President of Booz, Allen
& Hamilton, Inc., (BAH) from 1995 to 1997.
He held the position of Vice President of BAH prior to 1995 and was a Director at BAH for six years.(1)

JOHN W. BALLANTINE............................   55     2000          0
Private Investor from 1998 to present; former
Executive Vice President of First Chicago NBD
Corp./The First National Bank of Chicago from
1992 to 1998; and currently is Director of First Oak Brook Bankshares and Kemper/
ZurichFunds (Kemper Board I Complex).(2)


  1) The affirmative vote of the holders of a plurality of the combined shares, Common Stock and ESOP Preferred Stock, represented and entitled to vote at the meeting is required for the election of this director.
  2) The affirmative vote of the holders of a plurality of the shares of the Series A Preferred Stock represented and entitled to vote at the meeting is required for the election of this director.


NOMINEES FOR ELECTION TO SERVE UNTIL THE 2003 ANNUAL MEETING

                                                                  COMMON STOCK
PRINCIPAL OCCUPATION                                              BENEFICIALLY
OR EMPLOYMENT AND                                      DIRECTOR   OWNED AS OF
DIRECTORSHIPS                                    AGE    SINCE     FEB 16, 2001
--------------------                             ---   --------   ------------
GERALD G. NADIG...............................   55     2000          0
Chairman of the Board of Material Sciences
Corporation since 1998. He has been Chief
Executive Officer since 1997 and President since 1991.(1)

ANDREW PHILLIPS...............................   38     2000          0
Investment Director of Intermediate Capital
Group, a London, England, based investor in high yield bonds, leveraged and mezzanine loans since 1989.(1)

WILLIAM E. REDMOND, JR........................   41     2000          0
Chairman of the Board and CEO of Gardenway, Inc. from 1996 to present. Vice President
Field Operations, Quaker Oats Company from
1994 to 1996.(2)


   1) The affirmative vote of the holders of a plurality of the combined shares, Common Stock and ESOP Preferred Stock, represented and entitled to vote at the meeting is required for the election of this director.
   2) The affirmative vote of the holders of a plurality of the shares of the Series A Preferred Stock represented and entitled to vote at the meeting is required for the election of this director.


NOMINEES FOR ELECTION TO SERVE UNTIL THE 2002 ANNUAL MEETING

                                                                  COMMON STOCK
PRINCIPAL OCCUPATION                                              BENEFICIALLY
OR EMPLOYMENT AND                                      DIRECTOR   OWNED AS OF
DIRECTORSHIPS                                    AGE    SINCE     FEB 16, 2001
--------------------                             ---   --------   ------------
WILLIAM H. HARDIE, III........................   38     2000          0
Senior Vice President with Houlihan Lokey
Howard & Zukin Capital since 2000. Previously was Executive Vice President and General
Counsel of Marvel Enterprises, Inc. from
1998 to 2000.  He was Executive Vice
President of Fleer/Sky Box International from 1995-1998.(1)

DAVID FORBES-NIXON ...........................   36     2000          0(3)
Director of Barclays Bank PLC since 1996.
Served in various capacities with Barclays
Bank since 1995.(1)

GEORGE A. HELLAND, JR.........................   63     2000          0
Independent management consultant and Senior
Associate, Cambridge Energy Research
Associates since 1997. Prior to 1997 he was Vice President Operations for Dresser
Industries, Inc.(1)



                     THE BOARD OF DIRECTORS RECOMMENDS
               A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE


   1) The affirmative vote of the holders of a plurality of the combined shares, Common Stock and ESOP Preferred Stock, represented and entitled to vote at the meeting is required for the election of this director.
   2) The affirmative vote of the holders of a plurality of the shares of the Series A Preferred Stock represented and entitled to vote at the meeting is required for the election of this director.
   3) Mr. Forbes-Nixon disclaims ownership of 1,030,455 shares of Common Stock beneficially owned by Barclays Bank PLC.


DIRECTOR WHOSE TERM EXPIRES AT THE 2004 ANNUAL MEETING

                                                                  COMMON STOCK
PRINCIPAL OCCUPATION                                              BENEFICIALLY
OR EMPLOYMENT AND                                      DIRECTOR   OWNED AS OF
DIRECTORSHIPS                                    AGE    SINCE     FEB 16, 2001
--------------------                             ---   --------   ------------
DOUGLAS K. PINNER.............................   60     1992          0
President and Chief Executive Officer of
Tokheim Corporation since 1992 and Chairman of the Board since 1996. Prior to 1992, he was President of Slater Steels Fort Wayne
Specialty Alloys, a wholly-owned subsidiary of Slater Industrial of Toronto, which manufactures stainless steel bar.


BOARD OF DIRECTORS AND BOARD COMMITTEES

      The Company's Board of Directors held eight board meetings during the past fiscal year, prior to the Company's reorganization. The Board of Directors has established the following Committees: Audit, Compensation, and Strategy & Technology. Members normally serve on a Committee for a three-year period. Each director, with the exception of Mr. James K. Baker, attended 75% or more of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such director served during the past fiscal year. Mr. Baker, unable to attend several meetings because of other commitments, attended 71% of the scheduled meetings. The post-reorganization Board of Directors held its first and only meeting of the fiscal year 2000 on November 14, 2000, attended by: John W. Ballantine, William H. Hardie, III, Michael A. Kramer, Horst J. Metz, Gerald G. Nadig, David Forbes-Nixon, Andrew Phillips, Douglas K. Pinner, and William E. Redmond, Jr.

      AUDIT COMMITTEE. The Audit Committee, which consisted of four non-employee directors, met four times during the past fiscal year, prior to the Company's reorganization. The Committee arranges the details of the annual audit of the Company and recommends to the Board of Directors independent auditors to be presented for consideration by the shareholders. In addition, the Committee meets periodically with members of the Internal Audit Department and independent auditors to review (1) internal audits of a significant nature, (2) external audit scope in planning, and (3) comments to management on significant items related to the external audit. The following directors formerly comprised the Audit Committee prior to the Company's reorganization: James K. Baker, Bernie Cooper, Dr. Winfred M. Phillips, and Ian M. Rolland. After the Company's reorganization, the following three non-employee directors comprised the Audit Committee: John
W. Ballantine, David Forbes-Nixon, and George A. Helland, Jr.

      COMPENSATION COMMITTEE. The Compensation Committee, which consists of three non-employee directors, met one time during the past fiscal year, prior to the Company's reorganization. The Committee makes recommendations to the Board of Directors concerning officers' salaries and other compensation and is responsible for reviewing compensation for directors. The following directors formerly comprised the Compensation Committee, prior to the Company's reorganization: Walter S. Ainsworth, Bernie Cooper, and Richard W. Hansen. After the Company's reorganization, the following directors comprised the Compensation Committee: William E. Redmond, Jr., William H. Hardie III, and Andrew Phillips.

      STRATEGY & TECHNOLOGY COMMITTEE (FORMERLY KNOWN AS THE TECHNICAL COMMITTEE). The Strategy & Technology Committee, which consists of six non-employee directors, met three times during the past fiscal year, prior to the Company's reorganization. The Committee reviews strategic technical plans of the Company and reviews software and hardware approaches used by the Company as required. The following directors formerly comprised the Strategy & Technology Committee, prior to the Company's reorganization:
Robert M. Akin, III, Bernie Cooper, Gerald H. Frieling, Jr., Richard W. Hansen, Leo J. Hawk, and Dr. Winfred M. Phillips. After the Company's reorganization, the following members comprised the Strategy and Technology
Committee: Horst J. Metz, Gerald G. Nadig, and George A. Helland, Jr.

EXECUTIVE OFFICERS

      The following table sets forth certain information and ages as of February 16, 2001, regarding each of Tokheim's executive officers:


Douglas K. Pinner ............... 60   Chairman of the Board, President and
                                       Chief Executive Officer

Robert L. Macdonald ............. 54   Executive Vice President Finance and
                                       Chief Financial Officer

Jacques St-Denis ................ 43   Executive Vice President, Operations

Norman L. Roelke ................ 51   Vice President, Secretary and General
                                       Counsel

Scott A. Swogger ................ 48   President, Tokheim U.S.


    Douglas K. Pinner has been President and Chief Executive Officer of Tokheim since 1992, a Director since 1992, and Chairman of the Board since 1996. Previously, he was President of Slater Steels Fort Wayne Specialty Alloys, a wholly-owned subsidiary of Slater Industrial of Toronto, which manufactures stainless steel bar.

    Robert L. Macdonald has been Executive Vice President and Chief Financial Officer since May 2000. He was Vice President Finance - Chief Financial Officer for Decora Industries from 1999 to 2000. He was Directeur Financier (CFO) for Societe BIC from 1995 to 1999.

     Jacques St-Denis has been Executive Vice President, Operations since 1998. From 1996 to 1998, he served as President and Director General of Tokheim-Sofitam S.A. During 1996, he served as Vice President, Tokheim International. From 1995 to 1996, he was Tokheim's Director of Marketing, and from 1993 to 1994, he was Director of Worldwide Services. Previously, Mr. St-Denis served as Managing Director of European Operations and National Sales and Marketing Director, USA, for Babson Brothers Company.

    Norman L. Roelke has been Vice President and General Counsel of Tokheim since 1994 and Secretary since 1995. From 1987 to 1994, Mr. Roelke served as the Company's Corporate Counsel.

    Scott A. Swogger has been President, Tokheim U.S., since 1997. From 1995 to 1997, he served as Vice President, Quality Systems. From 1994 to 1995, he was Tokheim's Director of Quality Assurance. Previously, he served as the Company's Senior Manager of Quality Assurance.


EXECUTIVE COMPENSATION

   The following tables set forth various aspects of executive compensation paid by the Company for services over the past three fiscal years to the Company's Chief Executive Officer and each of the five most highly compensated executive officers.


                                  SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                       --------------------------------   -----------------------------------------
                                                                                           OTHER
                                                              OTHER       RESTRICTED     SECURITIES
                                                             ANNUAL         STOCK        UNDERLYING      ALL OTHER
       NAME &                          SALARY    BONUS     COMPENSATION      AWARDS     OPTIONS/SARS   COMPENSATION
 PRINCIPAL POSITION            YEAR     ($)       ($)          ($)            ($)           (#)           ($)(1)
 ------------------            ----    ------    -----     ------------   ----------    ------------   ------------
Douglas K. Pinner              2000   483,600     -0-        12,483(2)        -0-         100,000       112,335(3)
Chairman, President            1999   476,883     -0-        12,317           -0-          75,000        98,733
& Chief Executive              1998   401,083   300,000      85,445           -0-            -0-         84,015
Officer

John A. Negovetich(4)          2000   224,886      -0-        2,454(5)        -0-            -0-         50,463(6)
Executive Vice                 1999   284,947      -0-        2,170           -0-          31,000        43,367
President, Finance &           1998   238,233   120,000      24,807           -0-            -0-         34,949
Administration & Chief
Financial Officer

Robert L. Macdonald            2000   177,273      -0-         -0-            -0-            -0-         58,147(7)
Executive Vice President
Finance and Chief
Financial Officer

Jacques St-Denis               2000   288,960      -0-          912(8)        -0-            -0-         24,516(9)
Executive Vice President,      1999   284,947      -0-          847           -0-          31,000        21,270
Operations                     1998   235,317   120,000      23,658           -0-            -0-         18,257

Norman L. Roelke               2000   186,000      -0-        1,182(10)       -0-            -0-         28,617(11)
Vice President, Secretary,     1999   183,417      -0-        1,546           -0-          15,000        25,793
& General Counsel              1998   154,583    50,000       8,407           -0-            -0-         23,125

Scott A. Swogger               2000   190,333    12,890(12)     556(13)       -0-            -0-         14,871(14)
President, Tokheim U.S.        1999   171,996      -0-          844           -0-          10,000        13,255
                               1998   159,305    50,000         490           -0-            -0-         12,493

1) In accordance with the rules of the Securities and Exchange Commission, a description of the amounts related to fiscal years 1999 and 1998 have not been included. The Company also provides the named executive officers with certain group life, health, medical, and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to the Securities and Exchange Commission's rules.

2) Represents taxes paid on Mr. Pinner's behalf of $6,154 and value of Company-provided car of $6,329.

3) Includes Company contributions to the Retirement Savings Plan of $8,800; term life insurance premiums of $12,026; and $91,509 estimated present value of cash surrender value for 2000 to be received in future years.

4)    Mr. Negovetich left the employment of the Company on July 28, 2000.

5)    Represents taxes paid on Mr. Negovetich's behalf.

6) Includes Company contributions to the Retirement Savings Plan of $7000; term life insurance premiums of $4,795; and $38,668 estimated present value of cash surrender value for 2000 to be received in future years.

7)    Represents relocation expenses paid on Mr. Macdonald's behalf.

8)    Represents taxes paid on Mr. St-Denis' behalf.

9) Includes Company contributions to the Retirement Savings Plan of $8,800; term life insurance premiums of $1,782; and $13,934 estimated present value of cash surrender value for 2000 to be received in future years.

10)   Represents taxes paid on Mr. Roelke's behalf.

11) Includes Company contributions to the Retirement Savings Plan of $8,800; term life insurance premiums of $2,310; and $17,507estimated present value of cash surrender value for 2000 to be received in future years.

12)   Bonus paid in 2000 for performance in 1999.

13)   Represents taxes paid on Mr. Swogger's behalf of $556.

14) Includes Company contributions to the Retirement Savings Plan of $8,800; term life insurance premiums of $1,086; and $4,160 estimated present value of cash surrender value for 2000 to be received in future years.


     The following table sets forth information regarding the Stock Appreciation Rights (SARs) and stock options granted to the executive officers during the last fiscal year ending November 30, 2000.




                                        OPTIONS/SAR GRANTS IN LAST FISCAL YEAR


                                                                                     Potential
                                                                                  realizable value
                                                                                 at assumed annual
                              Individual Grants                                        rates          Alternative
                                                                                   of stock price       to (f)
                                                                                    appreciation       and (g):
                                                                                  for option term     grant date
                                                                                                        value
------------------------------------------------------------------------------  -------------------  -------------
                             Number of       Percent
                            securities      of total                                                    Grant
                            underlying    options/SARs   Exercise   Expiration   5% ($)     10% ($)      date
          Name             Options/SARs    granted to     or base      Date                            present
                            granted (#)   employees in     price                                        value
                                           fiscal year    ($/Sh)                                          $

           (a)                  (b)            (c)          (d)        (e)         (f)        (g)        (h)
------------------         ------------    ------------   --------   --------    -------    --------    ------

Douglas K. Pinner             100,000         100%        $10.00        -       $105,000   $110,000      $-0-

Robert L. Macdonald              0              0            -          -           -          -         $-0-

John A. Negovetich(1)            0              0            -          -           -          -         $-0-

Jacques St-Denis                 0              0            -          -           -          -         $-0-

Norman L. Roelke                 0              0            -          -           -          -         $-0-

Scott A. Swogger                 0              0            -          -           -          -         $-0-




(1)  Mr. Negovetich left the employment of the Company on July 28, 2000.




                            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                                   AND FISCAL YEAR-END OPTIONS/SAR VALUES


                                                                   Securities              Value of
                                                                   Underlying             Unexercised
                                 Shares                           Unexercised            In-The-Money
                               Acquired on       Value            Options/SARs           Options/SARs
                                Exercise        Realized           at Fiscal               at Fiscal
                                   (#)            ($)             Year-End (#)           Year-End ($)
                                                                Exercisable (E)/       Exercisable (E)/
             Name                                              Unexercisable (U)       Unexercisable (U)

   Douglas K. Pinner               -0-            -0-                   -0-(E)            -0- (E)
                                                                    100,000 (U)

                                                                        -0-               -0- (E)
   Robert L. Macdonald             -0-            -0-                   -0-               -0- (U)

                                                                        -0-               -0- (E)
   John A. Negovetich(1)           -0-            -0-                   -0-               -0- (U)

                                                                        -0-               -0- (E)
   Jacques St-Denis                -0-            -0-                   -0-               -0- (U)

                                                                        -0-               -0- (E)
   Norman L. Roelke                -0-            -0-                   -0-               -0- (U)

                                                                        -0-               -0- (E)
   Scott A. Swogger                -0-            -0-                   -0-               -0- (U)
                                                                                          -0- (U)



1) Mr. Negovetich left the employment of the Company on July 28, 2000.



                         COMPENSATION OF DIRECTORS

      During fiscal year 2000, prior to the Company's reorganization, the former non-employee directors of the Company received a quarterly retainer of $2,400; $800 for each meeting of the Board or a Committee of the Board attended in person; $400 for each Board or Committee meeting attended telephonically or for the second meeting attended in the same day. Also, each non-employee director of the Company was granted 1,000 shares of treasury stock in lieu of a pay increase. In addition, Gerald H. Frieling, Jr., received $10,000 each quarter as compensation for his services as Vice Chairman of the Board. Directors may, by written agreement with the Company, defer payment of compensation until they cease to be members of the Board or reach age 75, whichever is later.

      The compensation for the new Board of Directors is a quarterly retainer of $7,500; $2,000 for each committee chairman; $1,500 for each personally attended Board meeting or Board committee meeting; $500 for each attended telephonic Board meeting or Board committee meeting. In addition, George A. Helland, Jr. receives a $5,000 fee for his position as Lead Director and $1,500 a day for each day he works on Company business beyond four (4) days a month.

      Directors who are officers or employees of the Company receive no additional compensation for their services as directors.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the Section 16 (a) forms furnished to the Company and written representations from the Company's executive officers and directors, all reports were filed on a timely basis.

          EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

      The Company has entered into employment agreements with each of its executive officers, including its Chief Executive Officer. These agreements provide for basic terms of compensation for these officers, as well as identifying existing benefit programs extended by the Company. These agreements also restrict the officers from competition with the Company under certain circumstances and prohibit disclosure of confidential information. In addition, the agreements provide for termination benefits in the event an executive officer is terminated without cause (as defined in the agreements themselves), or in the event of change in control of the Company (as defined in the agreements themselves). These benefits essentially provide for continuing salary and fringe benefits for a period of time in the event termination of employment occurs within 12 months from the date of change in control. Mr. Pinner's agreement provides for these benefits over a period of 36 months, while the executive officer agreements provide for these benefits over a 24-month period. These provisions are intended to keep the Company competitive in its recruitment and retention of management personnel. Based upon the level of current compensation of the named executive officers, as well as the Chief Executive Officer, payments under these provisions would exceed $100,000.

                            REPRICING OF OPTIONS

      The Company has adopted a policy prohibiting the reissue or repricing of any options granted under the Stock Incentive Plan.

                       COMPENSATION COMMITTEE REPORT

   OVERVIEW

      The Compensation Committee of the Board of Directors (the "Committee") is responsible for the approval and administration of compensation programs relating to the pay of all executive officers and selected key management employees. It is the objective of the Committee to ensure the Company's ability to attract and retain the highest caliber executives by providing adequate and appropriate compensation programs for attainment of financial results, which ultimately benefit the shareholders, customers, employees, and communities in which the Company operates. The Committee approves all compensation involving the executive officers, all incentive stock awards, and periodically reviews compensation for other key management employees.


   SALARIES

      To attract and retain the most capable executives, it is the responsibility of the Compensation Committee to design a compensation program that is competitive with similar manufacturing companies. The Committee studied various analyses of salary ranges for equivalent positions within a suitable Peer Group. The Peer Group consisted of many approximate-sized companies, including those with the industrial classifications for pump dispensing equipment. The Committee policy is to have executive officers' base salaries at least within the first quartile of the objectively established ranges for officers' salaries of like manufacturing companies.

      The President and Chief Executive Officer's salary is established by the Committee and approved by the Board of Directors. The President and Chief Executive Officer submits the recommended remuneration for the executive officers, operating under his control, to the Committee for approval. The Committee utilized Hewitt Associates to perform an analysis of the Company's compensation program for top executives. After reviewing the analysis of Hewitt Associates in 1999, the Committee was inclined toward judging the operational results of the Company over a longer time frame before making compensation adjustments. The salaries recommended by Hewitt Associates in 1999 were greater than the Committee desired to implement at that time. It was decided that future compensation, while still incorporating the elements of base salary, bonus, and long-term incentives, should depend upon the achievement of specific measurable financial targets and goals. Mr. Pinner's base salary for fiscal year 2000 was not increased. When approving the compensation for all executive officers, the Committee utilized the same factors and criteria for determining Mr. Pinner's salary.

STOCK INCENTIVE PLAN

      To further encourage superior financial results, the Company implemented a Stock Incentive Program which was approved by the shareholders at the 1993 Annual Shareholders Meeting and subsequently amended at the 1997 Annual Shareholders Meeting to provide additional shares for stock awards. The purpose of this program is to promote the long-term financial performance of the Company by distributing stock incentive awards to key management for attaining corporate and individual objectives. The options granted under this program are vested over a number of years to encourage the financial growth of the Company, plus the retention of key personnel. This plan was canceled as of October 20, 2000, as part of the Company's restructuring. There were no stock awards granted during the year under this plan.

      A new stock option plan was established effective October 20, 2000. Pursuant to the plan, 500,000 shares of the Company's new common stock are reserved for issuance to participants in the form of non-qualified stock options. Mr. Pinner was awarded 100,000 options at $10.00 during fiscal 2000.


CASH BONUSES

      Also, to promote superior financial results, the Committee has adopted and is responsible for administering a Key Management Incentive Bonus Plan. This plan is designed to encourage sustained progress and growth of the Company coupled with financial results for the benefit of its shareholders. The bonuses under this plan are based on the attainment of corporate objectives and for individual performance during the fiscal year, as stated in the Company's Business Plan and approved by the Board of Directors. There were no cash bonuses awarded for fiscal 2000.


COMMITTEE COMPOSITION

      The description set forth above for the fiscal year 2000 is based on the pre-reorganization Compensation Committee's report for the fiscal year 1999 which was included in the proxy statement for the annual meeting held in 2000. The pre-reorganization Compensation Committee comprised Walter S. Ainsworth, Bernie Cooper, and Richard W. Hansen. The post-reorganization Compensation Committee comprises William E. Redmond, Jr., George A. Helland, Jr., and William H. Hardie, III, and did not meet during the fiscal year 2000.


                             PERFORMANCE GRAPH

      The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on Common Stock for the last five fiscal years with the cumulative returns of the Russell 2000 Index and Peer Group:

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
          TOKHEIM CORPORATION, RUSSELL 2000 INDEX AND PEER GROUP
                  (PERFORMANCE RESULTS THROUGH 10/23/00)



[GRAPHIC OMITTED]




         STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN OTHER BENEFICIAL
                                   OWNERS

                            MANAGEMENT OWNERSHIP

      The following table sets forth, as of the Record Date, the number of shares beneficially owned (or deemed to be beneficially owned pursuant to the rules of the Securities and Exchange Commission) by each director of the Company, each of the executive officers named in the Summary Compensation Table, included elsewhere herein, and the current directors and executive officers of the Company as a group. All references are to Common Stock unless otherwise noted:


               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
               -------------------------------------------

                               Common   Preferred  Exercisable
                       Common   Stock     Stock      Stock     Percent
           Name        Stock  in the    in the RSP  Options   of Class
                               RSP
     -------------------------------------------------------------------

John W. Ballantine       -        -         -          -          *
William H. Hardie, III   -        -         -          -          *
George A. Helland, Jr.   -        -         -          -          *
Robert L. Macdonald      -        -         -          -          *
Horst J. Metz            -        -         -          -          *
Gerald G. Nadig          -        -         -          -          *
David Forbes-Nixon(2)    -        -         -          -          *
John A. Negovetich       -        -       1,037        -          *
Andrew Phillips          -        -         -          -          *
Douglas K. Pinner        -        -       2,504     100,000       *
William E. Redmond, Jr.  -        -         -          -          *
Norman L. Roelke         -        -       3,388        -          *
Jacques St-Denis         -        -       2,268        -          *
Scott A. Swogger         -        -       1,806        -          *
Executive Officers and
Directors as a Group
(14 persons)             -        -       11,003       -          *


     *Represents less than 1% of the Company's outstanding Common Stock.


      1) The former Directors do not have beneficial ownership in the Company after it was reorganized.

      2) Mr. Forbes-Nixon disclaims ownership of 1,030,455 shares of Common Stock beneficially owned by Barclays Bank PLC.



                          OTHER BENEFICIAL OWNERS

      The following table sets forth the number of shares of Common Stock beneficially owned by the only persons known to the Company to own more than 5% of the outstanding shares of Common Stock and the holder of the Company's ESOP Preferred Stock:

                                  Amount and
        Name of Individual        Nature of
          or Identify of          Beneficial       Class of    Percent of
               Group              Ownership         Shares        Class

        The Bank of New York                      ESOP
        One Wall Street           748,195(1)      Preferred        100.0
        New York, NY 10286                         Stock

        Barclays Bank PLC
        5 The North
        Colonnade
        Canary Wharf            1,030,455         Common Stock      23.0
        London E14 4BB

        Citibank
        3800 Citicorp
        Center Tampa, FL          587,983         Common Stock      13.1
        33610

        The Bank of New York
        925 Patterson             587,080         Common Stock      12.8
        Plank Road
        Secaucus, NJ 07094

        Chase Manhattan Bank
        13th Floor
        4 New York Plaza         237,568          Common Stock      5.3
        New York, NY 10004


      1) Represents shares of the Company's ESOP Preferred Stock held by the Trustee of the Retirement Savings Plan for Employees of Tokheim Corporation and Subsidiaries. Pursuant to this qualified plan, shares of ESOP Preferred Stock are to be allocated from time to time to the Company's employees, including its officers. It is not possible to predict the actual number of shares of ESOP Preferred Stock which will be allocated to officers in the future. Allocated shares are voted by the participants, including officers, to whom they are allocated. Unallocated shares are voted by the Trustee in proportion to the vote by participants with respect to allocated shares. Each share of ESOP Preferred Stock is entitled to .04327 of a vote.


                           AUDIT COMMITTEE REPORT

      The Audit Committee arranges the details of the annual audit of the Company and recommends to the Board of Directors independent auditors to be presented for consideration by the shareholders. In addition, the Committee meets periodically with members of the Internal Audit Department and independent auditors to review (1) internal audits of a significant nature,
(2) external audit scope in planning, and (3) comments to management on significant items related to the external audit. All of the members of the Audit Committee are independent.

      PricewaterhouseCoopers fees for the last fiscal year were: Audit - $1,538,000; Other - $3,864,000.

      There is a written charter for the Audit Committee, which is included in this Proxy as Exhibit "A." The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2000 with management, has received the written disclosures and letter from the independent auditors, and has discussed the independence of such auditors with them. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year 2000.

                                          THE AUDIT COMMITTEE

                                          John W. Ballantine, Chairman
                                          David Forbes-Nixon
                                          George A. Helland, Jr.


                      ELECTION OF INDEPENDENT AUDITORS

      The Company's Bylaws provide that independent auditors shall be elected each year at the Annual Meeting of Shareholders and that an Audit Committee, comprising only non-employee directors, shall recommend independent auditors for consideration by the shareholders.

      The Audit Committee has recommended selection of PricewaterhouseCoopers LLP as independent auditors for fiscal year 2001. In accordance with that recommendation, the Board of Directors proposes adoption of the following resolution:

                  RESOLVED, That PricewaterhouseCoopers LLP be and hereby
            is elected independent auditors to audit the accounts and records of the Company for fiscal year 2001, to report on the financial position of the Company, and to perform such other appropriate accounting services as may be required by the Board of Directors.

      PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.) has audited the accounts of the Company for many years. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will be available to respond to appropriate questions from the shareholders or to make a statement, if so desired.

      The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting is required for the election of auditors.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL


SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

      Shareholder proposals intended to be presented at the 2001 Annual Meeting of Shareholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Secretary, Tokheim Corporation, P.O. Box 360, Fort Wayne, IN 46801 by November 28, 2001.

      The Company's Bylaws provide that shareholder nominations for election as directors or proposals of other business may be made in compliance with certain advance notice, information, and other application requirements. In order to be considered, a shareholder's notice of director nomination or other proposals must be delivered to or mailed and received by the Secretary of the Company at the address listed above not less than 50 nor more than 90 days prior to the 2002 Annual Meeting of Shareholders; provided, however, that in the event that less than 60 days' notice of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was given. A shareholder's notice of director nominations or other proposals must contain certain information required by the Bylaws. Copies of the Bylaws are available upon request made to the Secretary of the Company at the above address. The requirements described above do not supersede the requirements or conditions established by the SEC for shareholder proposals to be included in the Company's proxy materials for a meeting of shareholders.


OTHER BUSINESS

      The Board of Directors knows of no matters, other than those specified above, which are to be presented at the meeting. Should any other matters properly come before the meeting, or any adjournments thereof, the person or persons voting the proxies will vote them in accordance with their best judgment in the interest of the Company.

                                          By Order of the Board
                                          of Directors,


                                          Norman L. Roelke,
                                          Secretary

March 29, 2001



                                                                  Exhibit A
                                                                Page 1 of 3

                            TOKHEIM CORPORATION
                 AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                  CHARTER

I.  PURPOSE
The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures, and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

o Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION
The Audit Committee shall comprise three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board, or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS
The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the general auditor of the internal auditing department, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of the groups believe should be discussed privately. In addition, the Committee, or at least its Chair, should meet with the independent accountants and management quarterly to review the Corporation's financial statements consistent with IV.4 below.

IV.  RESPONSIBILITIES AND DUTIES
To fulfill its responsibilities and duties the Audit Committee shall:

Document/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review and discuss internal audit report findings that are material in nature not otherwise resolved by the Corporation's management and/or considered a common problem/exposure across the Company.

4. Review with financial management and the independent accountants the Forms 10-K and 10-Q prior to filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6.    Review the performance of the independent  accountants and approve
      any  proposed  discharge  of  the  independent   accountants  when
      circumstances warrant.

7. Periodically consult with the independent accountants, out of the presence of management, about internal controls and the fullness and accuracy of the organization's financial statements.

8. Establish that independent accountants are ultimately accountable to the Board of Directors and the Audit Committee.

Financial Reporting Processes

9. In consultation with the independent accountants and the internal auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

10. Consider the independent accountants' judgements about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

11. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

12. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

13. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

Ethical and Legal Compliance

15. Establish, review, and update periodically the Company's policy regarding business ethics and conduct and ensure that management has established a system to enforce this Policy.

16. Review management's monitoring of the Corporation's compliance with its business ethics and conduct policy, and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public, satisfy legal requirements.

17. Review activities and organizational structure of the internal audit department.

18. Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

19. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

20. Perform any other activities consistent with this Charter, the Corporation's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.